UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 901 5201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	AVDL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on June 22, 2023, Jazz Pharmaceuticals, Inc. (“Jazz”) filed an Administrative Procedure Act (“APA”) suit against the U.S. Food and Drug Administration (the “FDA”), the U.S. Department of Health and Human Services, the Secretary of Health and Human Services and the Commissioner of Food and Drugs in the United States District Court for the District of Columbia (the “D.C. Court”) related to the New Drug Application for LUMRYZ. This suit alleged that the FDA’s approval of LUMRYZ was an unlawful agency action and asked the D.C. Court to set aside FDA’s approval of LUMRYZ.

On October 30, 2024, the D.C. Court granted the FDA and Avadel Pharmaceuticals plc’s Motions for Summary Judgment with respect to the sole count in Jazz’s complaint and denied Jazz’s Motion for Summary Judgment regarding the same. On November 15, 2024, Jazz filed a notice of appeal to the United States Court of Appeals for the District of Columbia Circuit (the “D.C. Court of Appeals”) concerning the D.C. Court’s October 30, 2024 ruling.

On June 27, 2025, the D.C. Court of Appeals, in a unanimous decision, affirmed the D.C. Court’s ruling and upheld the FDA’s approval of LUMRYZ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2025	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
		Name:	Jerad G. Seurer
		Title:	General Counsel & Corporate Secretary